Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-249238) of our report dated March 25, 2021, related to the consolidated financial statements of SilverSun Technologies, Inc. and Subsidiaries (the “Company”) as of December 31, 2020 and 2019, and for the years then ended included in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Friedman LLP

March 25, 2021

East Hanover, New Jersey